UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
Amendment No. 1
to
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 6, 2006
DENBURY RESOURCES INC.
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of
incorporation or organization)

1-12935	20-0467835
(Commission File Number)	(I.R.S.
Employer Identification No.)

5100 Tennyson Parkway,
Suite 1200, Plano, Texas	75024
(Address of principal executive	(Zip code)
offices)
Registrant’s telephone number, including area code: (972) 673-2000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note. This Amendment No. 1 to the Form 8-K filed December 12, 2006, modifies that portion of the Form 8-K under the caption “Long-term Incentive Grants to Executive Officers” below to reflect technical revisions to the long-term incentive grants which on December 6, 2006 the Compensation Committee of the Company’s Board of Directors agreed to make to the Company’s eight executive officers on January 2, 2007, such revisions being principally made to address the potential tax effect on the Company of those awards while preserving the principal features and economics of the previously authorized awards.
Section 5 – Corporate Governance and Management
This Form 8-K describes modifications to the compensation arrangements for our executive officers and directors made at the December 6, 2006 Board of Directors meeting, as further modified by these technical revisions. The modifications include the awarding of cash bonuses for 2006, setting of base compensation for 2007, changes in the awards being made as long-term incentive grants to our eight executive officers, including the Named Executive Officers, and changes in director compensation. Otherwise the compensation arrangements and plans previously described in previous filings remain in place.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Directors’ Compensation Arrangements
At its meeting on December 6, 2006, the Board of Directors approved increasing their 2007 annual retainer fee to $40,000 from $35,000 a year, and approved an award of 2,000 shares of restricted stock on January 2, 2007 to each director, which balloon vest three years after that date. Additionally, the Board of Directors voted to increase the annual amount being paid to the Company’s non-executive Chairman of the Board for serving in that position from $5,000 per year to $20,000 per year.
Executive Officers’ Base Salaries
Effective January 1, 2007, the Chief Executive Officer’s base salary will be increased 10% over his current base salary, and the base salary of our other executive officers (including the Named Executive Officers) will increase 5% over their current base salaries. Base salaries for 2007 will be $451,894 for Gareth Roberts, $308,149 for Phil Rykhoek and Tracy Evans, and $253,575 for Mark Allen and Jim Sinclair.
The Compensation Committee of the Board of Directors does not consider factors relating to the Company’s performance in setting base salaries, but the Company’s performance does impact the magnitude of bonuses that are granted (see “Cash Bonus Grants to Executive Officers” below).
Cash Bonus Grants to Executive Officers
Since 1995, we have had a practice of paying cash bonuses to all of our employees and officers each year except in 1998, when no bonuses were paid. Since this practice began in 1995, we have paid cash bonuses ranging from 0% to 50% of base salary to our executive officers, depending on the Company’s results for that year, as determined by the Compensation Committee of our Board of Directors. This practice and the related methodology did not change in the awarding of bonuses for 2006.
Cash bonuses for 2006, to be paid in early January 2007, for our Chief Executive Officer and our other executive officers (including the Named Executive Officers), were set by the Compensation Committee at their December 6th meeting at 38.25% of each executive officer’s respective base salary, approximately 90% of the upper end of our normal range. Bonuses were not authorized at 100% of the upper end of the normal range because the Company will not meet several of its projected 2006 targets, most importantly those related to forecasted production. In the Compensation Committee’s view, 2006 bonuses would have been lower than the 90th percentile if bonuses had been based solely on Company performance, but they concluded that a somewhat lower bonus level would not have served the Company’s interest in retaining its employees given the current competitive pressures in the oil and gas industry. Bonuses for 2006 will be $157,136 for Gareth Roberts, $112,254 for Phil Rykhoek and Tracy Evans, and $92,374 for Mark Allen and Jim Sinclair.

Long-term Incentive Grants to Executive Officers
On December 6, 2006, the Compensation Committee agreed that on January 2, 2007, the Company would issue stock awards to our Company’s executive officers, with shares earned under performance-based awards based on Company performance for 2007, 2008 and 2009. This decision was ratified by the Board of Directors on the same date. The previously authorized awards have been split into a cliff-vesting restricted stock portion and a performance-based shares portion which retain the principal features and economics of the previously authorized awards. Both the cliff-vesting restricted shares and the performance-based shares will vest on March 31, 2010 when the Company’s various financial and operational results for 2009 will have been finalized.
The number of performance-based shares which will be earned (and eligible to vest) during the performance period will depend on the Company’s level of success in achieving four specifically-identified performance targets. Generally, one-half of the shares earnable under the performance-based shares will be earned for performance at the designated target levels (100% target vesting levels) or upon any earlier change of control, and twice that number of shares will be earned if the higher maximum target levels are met. If performance is below designated minimum levels for all performance targets, no performance-based shares will be earned. The targets chosen by the Compensation Committee are generally intended to be based upon controllable Company performance factors, which for the most part would exclude the effect of changes in commodity prices. If circumstances beyond the control of the Company or management were to make some or all of these performance targets inappropriate in measuring the performance of the Company, the Company’s Compensation Committee retains discretion to modify the performance targets to meet the original intent of the grants in those circumstances.
The four specifically-identified performance targets upon which the level of earning of performance-based shares will be based are shown below at the maximum award levels, along with the weighting assigned to each target:

Actual tertiary oil production versus forecasted	60%
Finding cost plus operating expenses plus G&A expense per BOE versus peer group	50%
Actual total corporate production versus forecasted	45%
Reserve replacement	45%

Totals	200%
The Committee will have the discretion to reduce the number of performance-based shares otherwise earned by up to 25% based on other factors, which include their review of the Company’s corporate governance, environmental and safety compliance, debt levels, as well as other discretionary factors.
Each of the target levels will be determined and defined by the Compensation Committee, based upon year-end 2006 forecasts or levels (for example, year-end 2006 reserves will serve as the baseline for the reserves replacement target), and in the case of peer group measures will be based upon publicly available information for those peers. Definitive documentation for the performance-based restricted stock is subject to completion and review and must be approved by the Compensation Committee. Achievement of discretionary factors and confirmation of performance levels will be determined by the Compensation Committee. Any portion of the performance shares which are not earned by the end of the three year measurement period will be forfeited. In certain change of control events, one-half (i.e. the target level amount) of the performance-based shares and all of the cliff-vesting restricted stock would vest. The number of shares of cliff-vesting restricted stock and performance-based shares (at the 100% targeted vesting level) to be granted to the Company’s executive officers is shown below. The actual number of shares to be delivered pursuant to the performance-based shares could range from zero to 200% of the stated 100% targeted amount below.

	Cliff Vesting	Performance-Based
	Restricted Stock	Restricted Stock
Gareth Roberts	15,000	15,000
Phil Rykhoek	8,750	8,750
Tracy Evans	8,750	8,750
Mark Allen	6,250	6,250
Jim Sinclair	6,250	6,250
Ray Dubuisson	5,000	5,000
Robert Cornelius	2,781	2,781
Dan Cole	1,178	1,178
The awards to Mr. Cornelius and Mr. Cole have been pro-rated for the length of time that they were with the Company during 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: January 8, 2007	By:	/s/ Phil Rykhoek
Phil Rykhoek
Senior Vice President & Chief Financial Officer